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                                                                    Exhibit 10.2


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 15th day of October 1999 (the "Effective Date"), by and between, AmazeScape.com Inc., a Nevada corporation (the "Company") and Anton Nicaj, an individual with a mailing address at
__________________________________________________________ ("Executive")

                                  INTRODUCTION

         Executive possesses skills and knowledge advantageous to the Company. The Company desires to employ Executive and Executive desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

         In consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

                  1. EMPLOYMENT; DUTIES. Subject to the terms and conditions set forth herein, the Company hereby employs Executive during the Employment Period (as defined below), and Executive hereby accepts such employment. Executive agrees to be a full-time employee of the Company and devote his full and exclusive time, energy, skill and best efforts to the business of the Company and to the fulfillment of Executive's duties hereunder. Executive's duties include, but are not limited to, (i) serving as President of the Company; (ii) sales of the Company's and its affiliates products and services; (iii) assisting in the internal growth of the Company's business; and (iv) other duties assigned to Executive by the Company from time to time consistent with Executive's position.

                  2. EMPLOYMENT PERIOD. The term of this Agreement (the "Employment Period") shall commence on the Effective Date and shall be guaranteed for a period of three (3) years thereafter. If Company desires to terminate Executive earlier pursuant to SECTION 4 or SECTION 5 below, all amounts due to or accrued on behalf of Executive, in accordance with the terms of SECTION 3 becomes due immediately upon the effectiveness of such termination.

                  3. COMPENSATION AND BENEFITS

                           3.1 SALARY. During the Employment Period, the Company
agrees to pay Executive at the rate of $100,000 per year ("Base Salary"). Executive's salary shall be subject to customary withholdings and is payable to Executive on the regularly occurring pay period established by the Company. Base Salary is guaranteed by the Company to the Executive for the Employment Period.

                           3.2 HEALTH BENEFITS. During the Employment Period,
the Company shall provide Executive with individual and/or family healthcare, dental, disability, and eyecare coverage, as provided by health care provider(s) selected by the Company from time to time.

                           3.3 RETIREMENT PLAN. During the Employment Period,
Executive shall be entitled to participate in any 401(k) or similar plan adopted by the Company for the benefit of its Executives. The Company reserves the right to modify, terminate or withdraw any such plan (if so adopted) at any time in its sole discretion.

                           3.4 OTHER BENEFITS. During the Employment Period,
Executive shall be entitled to an annual expense account to be used for reimbursement of reasonable and necessary business expenses. Such expense account shall not exceed $10,000 annually.

                  4. TERMINATION BY THE COMPANY FOR CAUSE. Upon written notice to Executive, the Company may terminate this Agreement for cause if any of the following events shall occur: (i) any breach of this Agreement by Executive;
(ii) the commission of a felony by Executive; (iii) the commission of an act by Executive involving fraud, theft or dishonesty; or (iv) the Company's bona fide decision to terminate its business and liquidate its assets. In the event of a termination pursuant to this Section 4, all non-financial obligations of the Company under this Agreement shall cease.
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                  5. TERMINATION WITHOUT CAUSE.

                           5.1 BY EMPLOYER. The Company may terminate this
Agreement at any time without cause upon thirty (30) days written notice to Executive. In such event, the Company shall pay Executive during regular payroll periods (less customary withholding taxes) the Base Salary for up to the greater of twelve (12) months or the remainder of the Employment Period. All other obligations of the Company shall be prorated to the date of termination.

                           5.2 BY EXECUTIVE. Executive may terminate this
Agreement at any time upon ninety (90) days prior written notice to the Company. In such event, all financial and non-financial obligations of the Company to the Executive shall cease.

                  6. CONFIDENTIALITY AND NON-DISCLOSURE. Executive recognizes and acknowledges that he has had in the past, currently has and in the future may have access to certain confidential information relating to the Company and its affiliates, including, but not limited to, operational policies, financial information, marketing information, personnel information, trade secrets, customer information (including customer lists), and pricing and cost policies, that are valuable, special and unique assets of the Company (collectively, "Confidential Information"). Executive agrees that he will not use or disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except as is required in the course of performing his duties hereunder unless (i) such information becomes known to the public generally through no breach by Executive of this covenant or
(ii) disclosure is required by law or any governmental authority or is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to this clause (ii), Executive shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure. Executive agrees that, both during the Employment Period and after the termination of this Agreement, Executive will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Executive's duties, any Confidential Information, that Executive may have or may acquire (whether or not developed or compiled by Executive and whether or not Executive has been authorized to have access to such Confidential Information) during the term of this Agreement. The covenants contained in this SECTION 6 shall survive for the Employment Period and for a period of one (1) year thereafter; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Executive's obligations of confidentiality and non-disclosure as set forth in this SECTION 6 shall continue to survive after the applicable period above to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

                  7. NON-COMPETITION. Executive expressly covenants and agrees that for the Employment Period and for a period of one (1) year thereafter, he shall not, directly or indirectly, seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a "Competitor" of the Company (as such terms are hereafter defined) . For purposes of this Agreement, a "Competitor" of the Company means any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or partly, in the business of selling internet access service, creating multi-lingual online communities or multi-lingual internet portals. The "Restricted Territory" means each state of the United States of America; a "Competitive Position" means any employment with any Competitor of the Company whereby Executive will use or is likely to use any Confidential Information. Nothing contained in this SECTION 7 is intended to prevent Executive from investing in stock or other securities listed on a national securities exchange or actively traded on the over the counter market or any corporation engaged, wholly or partly, in the sale of products or services on the internet.


                  8. NON-SOLICITATION OF CUSTOMERS. Executive agrees that he will not take any customer lists of the Company after leaving his employ and that he will, for the Employment Period and for a period of one (1) year thereafter, refrain from soliciting or attempting to solicit directly or by assisting others, any business from any of the Company's customers, including actively sought prospective customers, with whom Executive had "material contact during the employment for purposes of providing products or services."
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                  9. TOLLING OF PERIOD OF RESTRAINT. Executive hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of this Agreement shall be challenged in court and Executive is not enjoined from breaching any of the restraints set forth in SECTION 6 through SECTION 9, then if a court of competent jurisdiction finds that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired.

                  10. ACKNOWLEDGEMENTS. Executive hereby acknowledges and agrees that the restrictions contained in SECTION 6 through SECTION 9 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company. Executive acknowledges that in the event Executive's employment with the Company terminates for any reason, Executive will be able to earn a livelihood without violating the restrictions contained in SECTION 6 through
SECTION 9 and that Executive's ability to earn a livelihood without violating such restrictions is a material condition to Executive's employment and continued employment with the Company. Executive expressly agrees that the character, duration and geographical scope of the covenants contained in this
SECTION 6 through SECTION 9 are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of the covenants contained herein are unreasonable in light of the circumstances as they then exist, then it is the intention of both Executive and the Company that these covenants shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Executive which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of these covenants.


                  11. RIGHTS TO MATERIALS; WORK FOR HIRE. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Executive shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of Employment or upon the prior demand of the Company, Executive shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company. Executive agrees to disclose and assign to the Company as its exclusive property, all ideas, writings, inventions, discoveries, improvements and technical or business innovations made or conceived by Executive, whether or not patentable or copyrightable, either solely or jointly with others during the Employment Period and for a period of six months (6) thereafter whether or not made or conceived during regular hours of work or otherwise, which are along the lines of the business, work or investigations of the Company or its affiliates. Executive agrees to execute any and all documents hereafter requested by the Company necessary to further effectuate the foregoing.

                  12. REMEDIES. Without limiting the Company's right to claim damages, Executive acknowledges that the Company will be irreparably harmed by a breach of any provision of this Agreement and Executive agrees that the Company shall be entitled to injunctive relief in the event of such breach.

                  13. GOVERNING LAW; ARBITRATION; JURISDICTION; VENUE; ATTORNEY'S FEES.

This Agreement is made and entered into in and shall be governed by and interpreted in accordance with the laws of, the State of Nevada. The Company and Executive agree that any dispute regarding this Agreement shall be submitted to arbitration to and shall be resolved in accordance with the rules of the JAMS/Endispute for expedited cases then in effect. The arbitrator(s) shall be mutually selected by the parties or in the event the parties cannot mutually agree, then appointed by JAMS/Endispute. Any arbitration shall be held within a thirty (30) mile radius of Mahwah, NJ and the arbitrator(s) shall apply Nevada law. Judgment upon any award rendered by the arbitrator(s) shall be final and may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the Company shall have the absolute right to obtain equitable remedies in any state court of competent jurisdiction in the State of Nevada. By his execution and delivery of this agreement, Executive irrevocably submits to and accepts the exclusive jurisdiction of each of such courts and waives any objection (including any objection to venue or any objection based upon the grounds of forum non conveniens) which might be asserted against the bringing
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of any such action, suit or other legal proceeding in such courts. The court and/or arbitrator(s) shall award costs and expenses (including reasonable attorney's fees) to the prevailing party in any litigation or arbitration.

                  14. MISCELLANEOUS

                           14.1. ENTIRE AGREEMENT. This Agreement constitutes
the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

                           14.2. NOTICES. All notices, requests, demands and
other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or mail,

                        (a) to the Company care of:
                                   AmazeScape.com, Inc.
                                   264 Airmont Avenue
                                   Mahwah, NJ 07430
                                   Attention: Harry Persaud, Chairman
                                   Telephone: (201) 684-9397
                                   Fax: (201) 684-9398

                        (b) to the Executive at:
                                   419 East 64th St
                                   New York, NJ 10021
                                   Telephone: (917) 324-0477


                           14.3. ASSIGNMENT. The Company may assign this
Agreement to (i) any entity controlling, controlled by or under common control with the Company or (ii) to any purchaser of the Company's assets provided that such purchaser agrees to assume the Company's obligations hereunder.

                           14.4. SEVERABILITY. If any term or provision of this
Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

                           14.5. WAIVER. The failure of any party to insist in
any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

                           14.6. RIGHT OF SETOFF. Notwithstanding anything to
the contrary set forth herein, and in addition to any and all remedies at law or in equity which the Company may have, the Company shall have the absolute and unconditional right to setoff its payment obligations hereunder against the amount of any claims for indemnification it may have against Executive.

                           14.7. TITLES; GENDER. Section and subsection titles
are for convenience of reference only and are not to be considered in the interpretation or construction of any of the provisions hereof. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter as the identity of the person may require.
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                           14.8 SURVIVAL. SECTION 6 through SECTION 14 hereof
shall survive any termination of this Agreement.

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         COMPANY:
ATTEST:                                  AmazeScape.com, Inc.
                                         By:____________________________________
                                         Harry Persaud, Chief Executive Officer

WITNESS                                  EXECUTIVE:

                                         By:____________________________________

                                         Name: _________________________________